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Exhibit No. 11

                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (MILLIONS - EXCEPT PER SHARE AMOUNTS)

Years Ended December 31,                       2004                   2003                   2002
                                      -------------------    --------------------    ------------------
                                                     Per                     Per                   Per
                                         Amount     Share       Amount      Share      Amount     Share
                                      ---------    ------    ---------    -------    --------    ------
BASIC:
Net income                            $ 1,648.7    $ 7.74    $ 1,255.4    $  5.79    $  667.3    $ 3.05
                                      =========    ======    =========    =======    ========    ======
Average shares outstanding                212.9                  216.8                  219.0
                                      =========              =========               ========
DILUTED:
Net income                            $ 1,648.7    $ 7.63    $ 1,255.4    $  5.69    $  667.3    $ 2.99
                                      =========    ======    =========    =======    ========    ======

Average shares outstanding                212.9                  216.8                  219.0
Net effect of dilutive stock-based
compensation                                3.3                    3.7                    4.2
                                      ---------              ---------               --------
Total                                     216.2                  220.5                  223.2
                                      =========              =========               ========
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